EXHIBIT 23.0

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61809, 333-64090, 333-52369, 333-52369-01, 333-52369-02) and Form S-8 (File Nos. 333-52468, 333-25945-99, 002-91384-99, 003-59739-99, 333-88912 and 333-101524) of Foster Wheeler Ltd. of our report dated March 10, 2004 relating to the consolidated financial statements, which appear in this Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2004 relating to the consolidated financial statement schedule, which appears in this Form 10-K.

We also hereby consent to the incorporation by reference in the above registration statements of our reports dated March 10, 2004 relating to the financial statements of:

•	Foster Wheeler LLC,
•	Foster Wheeler International Holdings, Inc.,
•	Foster Wheeler International Corporation,
•	Foster Wheeler Europe Limited,
•	Financial Services S.a.r.l.,
•	FW Netherlands CV,
•	FW Hungary Licensing LLC,

which also appear in this Form 10-K.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 12, 2004